Exhibit 10.2
FIRST AMENDMENT TO TRANSITION SERVICES AGREEMENT

THIS FIRST AMENDMENT TO TRANSITION SERVICES AGREEMENT (this “Amendment”) is effective June 30, 2023 (the “Effective Date”), by and among Encompass Health Corporation, a Delaware corporation (the “Encompass Health”), and Enhabit, Inc., a Delaware corporation (“Enhabit”).
RECITALS:
WHEREAS, Encompass Health and Enhabit entered into that certain Transition Services Agreement dated June 30, 2022 (the “Agreement”);
WHEREAS, Encompass Health and Enhabit have agreed to amend the Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Capitalized terms used herein but not defined herein shall have the meanings given in the Agreement. Capitalized terms used in this Amendment but not defined in the Agreement shall have the meanings given in this Amendment.
2.Schedule A of the Agreement is hereby amended as follows:
The Duration of the following information technology services is hereby revised from 12 months to 16 months:
IT 1 Network Management and Data Communications, IT 2 Identity Management, IT 3 Messaging Management, IT 4 Server Hosting, General Computing and Administration, IT 5 Database Administration, IT 6 General & Application Help Desk, IT 7 Intranet Management, IT 8 System Backup and Disaster Recovery, IT 9 Security, IT 10 Back Office Systems, IT 11 Application Maintenance and Support, IT 12 IT Management Oversight, IT 13 Project Management Support (as requested by Enhabit), IT 14 Infrastructure Separation Support (as requested by Enhabit), IT 15 Applications Separation Support (as requested by Enhabit), IT 16 Security Separation Support (as requested by Enhabit), IT 17 Identity Management Support (as requested by Enhabit), IT 18 Facilities Maintenance and IT 19 Capital Depreciation
3.Except as amended by this Amendment, all the terms and provisions of the Agreement shall remain in full force and effect, the parties hereby ratifying the Agreement.
4.Each of the parties represents and warrants to the other that this Amendment is a valid and binding obligation of such party, that each of the terms of this Amendment is enforceable against such party in accordance with its terms; and that the person signing on behalf of the respective party is fully and lawfully authorized and directed to execute and deliver this Amendment, without the necessity of the consent or joinder of any other party.
5.This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

By:	/s/ Rusty Yeager
Name:	Rusty Yeager
Title:	Chief Information Officer
Date:	June 27, 2023

By:	/s/ Crissy Carlisle
Name:	Crissy Carlisle
Title:	Chief Financial Officer
Date:	June 27, 2023

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